Exhibit 99.1




                     CORNERSTONE REALTY INCOME TRUST, INC.
                 1992 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                           Amendment and Restatement





                                                        Effective July 8, 1994




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                     CORNERSTONE REALTY INCOME TRUST, INC.
                 1992 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                           Amendment and Restatement

         1. PURPOSE. The purpose of this Cornerstone Realty Income Trust, Inc. 1992 Non-Employee Directors Stock Option Plan (the "Plan") is to encourage ownership in Cornerstone Realty Income Trust, Inc. (the "Company") by non-employee members of the Board, in order to promote long-term stockholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company. The Plan has been amended and restated effective July 8, 1994, subject to stockholder approval, to increase the number of shares subject to the Plan and to increase the benefits accruing to participants.

         2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

              (a) "Act" means the Securities Exchange Act of 1934, as amended.

              (b) "Board" means the board of directors of the Company.

              (c) "Code" means the Internal Revenue Code of 1986, as amended.

              (d) "Company" means Cornerstone Realty Income Trust, Inc., a Virginia corporation.

              (e) "Company Stock" means common stock, no par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

              (f) "Date of Grant" means the date as of which an Eligible Director is automatically awarded an Option pursuant to Section 7.

              (g) "Disability" or "Disabled" means a physical or mental condition that prevents the director from performing his customary duties with the Company. The Board shall determine whether a
          Disability exists  on  the  basis  of  competent   medical   evidence,
          and such determination shall be conclusive.

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              (h) "Eligible Director" means a director described in Section 4.

              (i) "Employer" means the Company, Cornerstone Realty Advisors, Inc., Cornerstone Management Group, Inc., and Cornerstone Realty Group, Inc.

              (j) "Fair Market Value" means, on any given date, (i) if the Company Stock is traded on an exchange, the closing registered sales prices of the Company Stock on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Company Stock is traded on the over-the-counter market, the average between the closing bid and asked prices on such day as reported by NASDAQ, or (iii) if the Company Stock is not traded on any exchange or over-the-counter market, the fair market value shall be determined by the Board using any reasonable method in good faith.

              (k) "Initial Closing" means the first closing of the Offering that will occur after the Minimum Offering is achieved.

              (l) "Insider" means a person subject to Section 16(b) of the Act.

              (m) "Minimum Offering" means the sale of 1,000,000 shares of Company Stock pursuant to the Offering.

              (n)  "Offering"  means,  collectively,  (1)  the  sale  of  up  to
         $50,000,000   in  shares  of  Company  Stock  to  the  public  and  the
         registration of such shares with the Securities and Exchange Commission, as authorized by resolutions of the Board dated August 3, 1992 (the "Initial Offering"), and (2) the sale of any additional shares of Company Stock to the public and the registration of such shares with the Securities and Exchange Commission, as authorized by resolutions of the Board from time to time, which sales occur before the expiration of five years from the effective date of the amendment and restatement of this Plan (the "Additional Offerings").

              (o) "Option" means a right to acquire Company Stock granted under the Plan, at a price determined in accordance with the Plan.

         3. ADMINISTRATION. The Plan shall be administered by the Board. Options shall be granted as described in Section 7. However, the Board shall have all powers vested in it by the terms of the Plan, including, without

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limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying the grant of Options, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

         4. PARTICIPATION IN THE PLAN. Each director of the Company who is not otherwise an employee of the Employer or any subsidiary of the Company and was not an employee of the Employer or subsidiary for a period of at least one year before the Date of Grant shall be eligible to participate in the Plan.

         5. STOCK SUBJECT TO THE PLAN. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 45,000 shares of Company Stock plus 1.8% of the total number of shares of Company Stock sold in the Offering in excess of the Minimum Offering, which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Option under the Plan.

         6. NON-STATUTORY STOCK OPTIONS. All options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Code section 422.

         7. AWARD, TERMS, CONDITIONS AND FORM OF OPTIONS. Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

              (a)   Automatic Award of Option.

                    (i) As of the Initial Closing,  each Eligible Director shall automatically receive an Option to purchase 500 shares of Company

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              Stock plus  0.0125%  of the  number of shares of Company  Stock in excess of the Minimum Offering sold by the Initial Closing.

                   (ii) As of each  subsequent  closing of the  Offering  before
              June 1, 1994, each Eligible Director shall automatically receive an Option to purchase 0.0125% of the number of shares of Company Stock in excess of the Minimum Offering sold since the last closing of the Offering.

                  (iii) As of each June 1 during  the years  1994  through  1998
              (inclusive), each Eligible Director shall automatically receive an Option to purchase 0.02% of the total number of shares of Company Stock issued and outstanding on that date.

                   (iv) As of the effective date of the amendment and restatement of this Plan, each Eligible Director shall automatically receive an Option to purchase 5,000 shares of Company Stock.

                    (v) As of the  election  as a director of any new person who qualifies as an Eligible Director, such Eligible Director shall automatically receive an Option to purchase 5,000 shares of Company Stock.

                   (vi) If at any time under the Plan  there are not  sufficient shares available to fully permit the automatic Option grants described in this paragraph, the Option grants shall be reduced pro rata (to zero if necessary) so as not to exceed the number of shares available.

         (b) Option Exercise Price. The Option exercise price shall be the Fair Market Value of the shares of Company Stock subject to the Option on the Date of Grant.

         (c) Options Not Transferable. An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. An Option transferred by will or by the laws of descent and distribution may be exercised by the optionee's personal representative within one year of the date of the optionee's death to the extent the optionee could have exercised the Option on the date of his death. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee

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during  his  lifetime,  whether by  operation  of law or  otherwise,  or be made subject to execution, attachment or similar process.

         (d) Exercise of Options. In no event shall an Option be exercisable earlier than six months from the later of the Date of Grant or the date of approval of the Plan by stockholders of the Company. Furthermore, no Option may be exercised:

            (i) before any amendment or restatement that requires shareholder approval pursuant to Section 13 of the Plan, is approved by stockholders of the Company;

           (ii) unless at such time the optionee is a director of the Company, except that he may exercise the Option within three years of the date he ceases to be a director of the Company if he ceased to be a director more than six months after the Date of Grant of the Option;

          (iii) after the expiration of ten years from the Date of Grant; and

           (iv) except by written notice to the Company at its principal office, stating the number of shares the optionee has elected to purchase, accompanied by payment in cash and/or by delivery to the Company of shares of Company Stock (valued at Fair Market Value on the date of exercise) in the amount of the full Option exercise price for the shares of Company Stock being acquired thereunder.

          8. WITHHOLDING. If the Company is required by law to withhold federal or state income taxes when an Option is exercised, the Company shall have the right to retain or sell without notice shares of Company Stock having a Fair Market Value sufficient on such date or dates as may be determined by the Board (but not more than five business days prior to the date on which such shares would otherwise have been delivered) to cover the amount of any federal or state income tax required to be withheld or otherwise deducted and paid with respect to such payment and the exercise of the Option, remitting any balance to the optionee; provided, however, that the optionee shall have the right to make other arrangements satisfactory to the Company or to provide the Company with the funds to enable it to pay such tax. Notwithstanding the foregoing, the Company shall not sell shares of Company Stock if the Optionee

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is an Insider and such sale will cause the  Optionee to incur a liability  under
Section 16(b) of the Exchange Act.

         9. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Board shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not enhance the rights of the optionee without stockholder approval or have the effect of altering, enhancing or impairing any rights or obligations of any person under any Option previously granted without the consent of the optionee.

         10. TERMINATION.  The Plan shall terminate upon the earlier of:

              (a) the adoption of a resolution of the Board terminating the Plan; or

              (b) July 8, 2004.

No termination of the Plan shall without his consent materially and adversely affect any of the rights or obligations of any person under any Option previously granted under the Plan.

         11. LIMITATION OF RIGHTS.

              (c) No Right to Continue as a Director. Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

              (d) No Stockholders Rights Under Options. An optionee shall have no rights as a stockholder with respect to shares covered by his Option until the date of exercise of the Option, and, except as provided in Section 12, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

         12.  CHANGES IN CAPITAL STRUCTURE.

              (e) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company

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to be  subject  to the Plan and to  Options  then  outstanding  or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Board may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

              (f) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board may take such actions with respect to outstanding Options as the Board deems appropriate.

              (g) Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any optionee and the Board's determination shall be conclusive and binding on all persons for all purposes.

        13. AMENDMENT OF THE PLAN. The Board (except as provided below) may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the stockholders of the Company no revision or amendment shall increase the number of shares subject to the Plan (except as provided in Section 12) or materially increase the benefits accruing to participants under the Plan. The Plan shall not be amended more than once every six months other than an amendment required to comply with changes in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974 or
regulations thereunder. Notwithstanding   the foregoing,   the  Board  may
unilaterally amend the Plan and the terms of Options granted hereunder to ensure compliance with Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended.

        14. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if the Company - at its principal business address

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to the  attention  of the  President;  (b) if to any  participant  - at the last address of the participant know to the sender at the time the notice or other communication is sent.

         15. GOVERNING LAW. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 8th day of July, 1994.

                                                     CORNERSTONE REALTY INCOME
                                                     TRUST, INC.


                                                     By /s/ Glade M. Knight
                                                        -------------------
                                                        Glade M. Knight,
                                                        Chairman of the Board

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